UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2015

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

Penn National Gaming, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 17, 2015, at 10:00 a.m., local time, at the offices of Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103.  Of the 79,717,554 shares of the Company’s common stock outstanding as of the close of business on April 17, 2015, the record date for the Annual Meeting, 73,890,900 shares, or approximately 93% of the total shares eligible to vote at the Annual Meeting, were represented in person or by proxy.  Three proposals were submitted to the shareholders at the Annual Meeting and are described in detail in the Company’s Proxy Statement for the Annual Meeting.  The following is a brief description of each matter voted upon at the Annual Meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter, as applicable.

Election of Directors.  Each of David A. Handler and John M. Jacquemin were elected to hold office, subject to the provisions of the Company’s bylaws, until the annual meeting of shareholders of the Company to be held in the year 2018 and until their respective successors are duly elected and qualified, as follows:

Director	Votes FOR	Votes WITHHELD	Broker Non-Votes
David A. Handler	65,023,070	3,745,130	5,122,700
John M. Jacquemin	67,049,091	1,719,109	5,122,700

The term of office of each of Peter M. Carlino, Harold Cramer, Barbara Shattuck Kohn, Ronald J. Naples, Jane Scaccetti and Timothy J. Wilmott continued following the meeting.

Ratification of Independent Registered Public Accountants.  The appointment of Ernst & Young LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified, as follows:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
73,667,326	103,608	119,966	0

Say-on-Pay.  The compensation paid to the Company’s named executive officers was approved on an advisory basis, as follows:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
52,953,818	15,642,244	172,138	5,122,700

* * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 18, 2015	PENN NATIONAL GAMING, INC.

	By:	/s/Saul V. Reibstein
	Name:	Saul V. Reibstein
	Title:	Executive Vice President, Finance
Chief Financial Officer and Treasurer

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